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                                                                    Exhibit 99.2



                           ACCUMED INTERNATIONAL, INC.
                        920 N. FRANKLIN STREET, SUITE 402
                             CHICAGO, ILLINOIS 60610

                             FOR THE SPECIAL MEETING
               OF STOCKHOLDERS TO BE HELD ON _______________, 2001

           The undersigned hereby appoints Paul F. Lavallee and Joseph Plandowski and each of them Proxies, each with full power of substitution of vote, acting unanimously if both are present and voting, or if only one is present and voting, then that one, with respect to all of the stock of the undersigned at the Special Meeting of Stockholders of AccuMed International, Inc. to be held on _________________, 2001 at 10 a.m. (Chicago time) at AccuMed's offices located at 920 North Franklin Street, Suite 402, Chicago, Illinois and at any adjournments thereof, in the manner indicated and in their discretion on any other business which may properly come before said meeting, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged. THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE, INCLUDING APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.
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[X] Please mark your Votes as in this example.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

IF NO SPECIFICATION IS MADE THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS DESCRIBED BELOW.

1. To approve the Agreement and Plan of Merger among AccuMed, AccuMed Acquisition Corp. and
   Ampersand Medical Corporation, dated as of February 7, 2001, as amended, and the merger contemplated thereby in which AccuMed will become a wholly-owned subsidiary of Ampersand.

   [  ]          [  ]          [  ]



2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.



SIGNATURE(S)__________________ DATE _____________________, 2001. Please sign exactly as name appears hereon. Please date, sign and return the Proxy promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If the signature is for a corporation, please sign full corporate name by authorized officer. If the shares are registered in more than one name all holders must sign.